Exhibit 99.1

Safe Harbor Statement - Private Securities Litigation Reform Act of 1995 Forward Looking Information This presentation may include forward-looking statements. These forward-looking statements include comments with respect to our objectives and strategies, and the results of our operations and our business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. We caution readers of this presentation not to place undue reliance on these forward-looking statements as a number of factors could cause future company results to differ materially from these statements. Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which we operate, and changes in economic, political, regulatory and technological conditions. We caution that the foregoing list is not exhaustive. When relying on forward-looking statements to make decisions, investors should carefully consider the aforementioned factors as well as other uncertainties and events.

Management Ownership NTR AHM BMM MHL NLY SFO LUM ANH TMA HMB KFN MFA Ownership 0.18321 0.10388 0.0828 0.06553 0.02288 0.0197 0.01918 0.01911 0.0179 0.01394 0.01306 0.0059 Source: Bloomberg Date: 11/15/05

Origination Growth 2002 2003 2004 2005e Current Run Rate 2006e (incl Wholesale) Purchase Originations 469 803 1089 1957 2279.2 2500 Refinance Originations 408 797 756 1643 1729.6 1900 Wholesale 1200 New Wholesale Refinance Purchase $ in millions

Origination Growth v. Industry 3Q02 3Q03 3Q04 3Q05 NYMC 0 0.1353 0.6983 0.9403 1.2852 0.5968 0.3322 1.4154 0.9521 1.9727 2.1602 3.4159 3.7096 3.7133 Industry 0 0.3049 0.0258 0.5336 0.5491 -0.1835 -0.1899 0.0659 -0.1654 -0.1279 -0.199 -0.0052 0.0026 -0.2093

Origination Growth v. Peers Peer group of active prime mortgage REITs 6 months ending 2Q05 v. 2Q04 Source: National Mortgage News HMB MHL AHM NTR 102%

Geographic Diversity Licensed / Authorized to Lend (39 states & DC) 850+ Employees 63 Office Locations Branches in 13 States

Portfolio Strategy Self-Originated, Low Cost Loans High Credit Quality ARMs Managed Interest Rate Risk ARM Portfolio

Portfolio Economics Data as of 9/30/05

High Credit Quality Portfolio As of October 31, 2005

Attractive Valuation Source: Form 10-Q; market price as of 11/17/05 Peer group of active prime mortgage REITs HMB MHL AHM NTR 1.6x 1.2x 1.2x 1.0x Market Price to Tangible Book